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As filed with the Securities and Exchange Commission on August 31, 2004

Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Avid Technology, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	04-2977748 (I.R.S. Employer Identification No.)
Avid Technology Park, One Park West Tewksbury, Massachusetts (Address of Principal Executive Offices)	01876 (Zip Code)
Midiman, Inc. 2002 Stock Option/Stock Issuance Plan (Full Title of the Plan)
David A. Krall President and Chief Executive Officer Avid Technology, Inc. Avid Technology Park, One Park West Tewksbury, Massachusetts 01876 (Name and Address of Agent For Service)
(978)-640-6789 (Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.01 par value per share (including the associated Preferred Stock Purchase Rights)	864,113 shares(2)	$43.84(3)	$6,011,340(4)	$761.63

(1)
In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
The shares of our common stock to be registered in this registration statement include (i) 345,230 shares subject to options outstanding under the Midiman, Inc. 2002 Stock Option/Stock Issuance Plan on August 20, 2004, (ii) 454,270 shares that may be issued in connection with the exercise of options that were outstanding on August 20, 2004 if certain conditions set forth in the Agreement and Plan of Merger by and among Avid Technology, Inc., Maui Paradise Corporation, Maui LLC and Midiman, Inc., dated August 12, 2004, are met and (iii) 64,613 shares reserved for future issuance under the Midiman, Inc. 2002 Stock Option/Stock Issuance Plan as of August 20, 2004.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of our common stock as reported on the NASDAQ National Market on August 27, 2004.

(4)
Based upon (i) with respect to the outstanding options on the date this registration statement is being filed, the aggregate exercise price of such options pursuant to Rule 457(h) of the Securities Act of 1933, as amended, and (ii) with respect to the additional 64,613 shares available for issuance pursuant to options granted after the date this registration statement is being filed, the average of the high and low prices of our common stock as reported on the NASDAQ National Market on August 27, 2004, pursuant to Rule 457(c) of the Securities Act of 1933, as amended.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

        The information required by Item 1 is included in documents sent or given to participants in the Midiman, Inc. 2002 Stock Option/Stock Issuance Plan, pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

Item 2. Registrant Information and Employee Plan Annual Information.

        The written statement required by Item 2 is included in documents sent or given to participants in the Midiman, Inc. 2002 Stock Options/Stock Issuance Plan, pursuant to Rule 428(b)(1) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

        (a)   The registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the registrant's latest fiscal year for which such statements have been filed.

        (b)   All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

        (c)   The description of the securities contained in the registrant's registration statements on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Wilmer Cutler Pickering Hale and Dorr LLP has opined as to the legality of the securities being offered by this registration statement.

Item 6. Indemnification of Directors and Officers.

        Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful, provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

        Article SIXTH of the Registrant's Third Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation") provides that no director shall be liable to the Registrant or its stockholders for monetary damages for breach of his fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction in which the director derived an improper personal benefit.

        Article ELEVENTH of the Certificate of Incorporation provides that a director or officer of the Registrant (a) shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought, or threatened to be brought, against him by virtue of his position as, or his agreement to become, a director or officer of the Registrant or by virtue of his serving, or agreeing to serve, at the request of the Registrant, as a director, officer, or trustee of, or in a similar capacity with a corporation, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Registrant against all expenses (including attorneys' fees) incurred in connection with any action by or in the right of the Registrant brought, or threatened to be brought, against him by virtue of his position as, or his agreement to become, a director or officer of the Registrant or by virtue of his serving, or agreeing to serve, at the request of the Registrant, as a director, officer, or trustee of, or in a similar capacity with a corporation, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any such matter as to which such person shall have been adjudged to be liable to the Registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice or the settlement of an action without admission of liability, he is required to be indemnified by the Registrant against all expenses (including attorneys' fees) incurred in connection therewith. Expenses shall be advanced to a director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

        Indemnification is required to be made unless the Board of Directors of the Registrant or independent legal counsel determines that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the Board of Directors or independent legal counsel (who may be regular legal counsel to the Registrant) that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Registrant fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Registrant notice of the action for which indemnity is sought and the Registrant has the right to participate in such action or assume the defense thereof.

        Article ELEVENTH of the Certificate of Incorporation further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Delaware General Corporation Law is amended to expand the indemnification permitted to directors or officers, the Registrant must indemnify those persons to the fullest extent permitted by such law as so amended.

        The Company has a Directors and Officers liability policy that insures the Company's officers and directors against certain liabilities.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

        The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9. Undertakings.

        1.     Item 512(a) of Regulation S-K. The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i)
      To include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii)
      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

      (iii)
      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        2.     Item 512(b) of Regulation S-K. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3.     Item 512(h) of Regulation S-K. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tewksbury, Massachusetts, on this 27th day of August 2004.

AVID TECHNOLOGY, INC.
By:	/s/ DAVID A. KRALL David A. Krall President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

        We, the undersigned officers and directors of Avid Technology, Inc., hereby severally constitute and appoint David A. Krall, Ethan E. Jacks and Carol E. Kazmer, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Avid Technology, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID A. KRALL David A. Krall	President, Chief Executive Officer and Director (Principal executive officer)	August 27, 2004
/s/ PAUL J. MILBURY Paul J. Milbury	Vice President and Chief Financial Officer (Principal financial officer)	August 27, 2004
/s/ CAROL L. REID Carol L. Reid	Vice President and Corporate Controller (Principal accounting officer)	August 27, 2004
/s/ GEORGE H. BILLINGS George H. Billings	Director	August 27, 2004
/s/ JOHN V. GUTTAG John V. Guttag	Director	August 27, 2004

/s/ ROBERT M. HALPERIN Robert M. Halperin	Director	August 27, 2004
/s/ NANCY HAWTHORNE Nancy Hawthorne	Director	August 27, 2004
/s/ PAMELA F. LENEHAN Pamela F. Lenehan	Director	August 27, 2004
/s/ WILLIAM J. WARNER William J. Warner	Director	August 27, 2004

INDEX TO EXHIBITS

Number	Description
3.1(1)	Third Amended and Restated Certificate of Incorporation of the Registrant
3.2(2)	Certificate of Amendment of the Third Amended and Restated Certificate of Incorporation of the Registrant
3.3(3)	Certificate of Designations establishing Series A Junior Participating Preferred Stock (the "Certificate of Designations")
3.4(3)	Certificate of Correction to the Certificate of Designations
3.5(4)	Amended and Restated By-Laws of the Registrant
4.1(3)	Rights Agreement dated February 29, 1996 between the Registrant and The First National Bank of Boston, as Rights Agent
5	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant
23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5)
23.2	Consent of PricewaterhouseCoopers LLP
24	Power of Attorney (included on the signature pages of this registration statement)

(1)
Incorporated by reference to the Registrant's Registration Statement on Form S-8 as filed with the Commission on June 9, 1993, File No. 33-64126.

(2)
Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q as filed with the Commission on May 15, 1995, File No. 0-21174.

(3)
Incorporated by reference to the Registrant's Current Report on Form 8-K as filed with the Commission on March 8, 1996, File No. 0-21174.

(4)
Incorporated by reference to the Registrant's Registration Statement on Form S-1 as declared effective by the Commission on March 11, 1993, File No. 33-57796.

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PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
  Item 1. Plan Information.
  Item 2. Registrant Information and Employee Plan Annual Information.
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference.
  Item 4. Description of Securities.
  Item 5. Interests of Named Experts and Counsel.
  Item 6. Indemnification of Directors and Officers.
  Item 7. Exemption from Registration Claimed.
  Item 8. Exhibits.
  Item 9. Undertakings.
SIGNATURES
POWER OF ATTORNEY AND SIGNATURES
INDEX TO EXHIBITS